Exhibit 99.1

francesca's® Announces Appointment of Steven P. Lawrence as President and Chief Executive Officer

HOUSTON, September 20, 2016 (GLOBE NEWSWIRE) -- Francesca's Holdings Corporation (Nasdaq:FRAN) (the “Company”) today announced the appointment of Steven P. Lawrence as President and Chief Executive Officer. Mr. Lawrence was also appointed to the Company’s Board of Directors. He will assume his roles with the Company in October 2016. Upon Mr. Lawrence’s official assumption of his duties, Richard Kunes, who has been serving as the Company’s Interim Chairman of the Board, President and Chief Executive Officer since May 2016, will become the Company’s Chairman of the Board.

Mr. Lawrence currently serves as the Chief Merchandising Officer for Stage Stores, Inc. Prior to joining Stage Stores in May 2012, Mr. Lawrence worked at J.C. Penney Company from September 2000 to March 2012.

“After a thorough selection process, francesca’s is excited to announce Steve’s appointment as our President and Chief Executive Officer”, said Mr. Kunes. “Steve is a world-class retail executive and brings a wealth of knowledge gained over 26 years of retail experience. Not only is Steve a talented merchant, he is a strategic thinker and a thought leader who knows how to lead teams to successfully execute their strategic plans and to drive growth. We are confident Steve is the right person to capitalize on francesca's solid growth platform and continue to enhance francesca's position as a specialty retailer.”

Mr. Lawrence said, "francesca's unique retailing strategy and deep customer loyalty makes it an outstanding brand with tremendous growth potential. I look forward to working with the strong leadership team and employees at francesca's to build upon the success and growth achieved so far. I am honored and humbled by the confidence placed in me by the Board to lead this amazing company."

Richard Emmett, Lead Director stated, “We were fortunate to have had Rick’s leadership as Interim President and Chief Executive Officer. Rick’s many years of retail experience both as an executive and a Board member proved invaluable as he led us through this CEO transition. On behalf of the Board and management, I would like to extend our gratitude to Rick for stepping in over the past five months. We look forward to continuing to work with Rick as our Chairman of the Board.”

Forward-Looking Statements

Certain statements in this release are “forward-looking statements” made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements reflect our current expectations or beliefs concerning future events and are subject to various risks and uncertainties that may cause actual results to differ materially from those that we expected. These risks and uncertainties include, but are not limited to, our ability to integrate a new President and Chief Executive Officer and our ability to successfully implement our strategic plan and support our continued growth. For additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from those contained in our forward-looking statements, please refer to “Risk Factors” in our Annual Report on Form 10-K for the year ended January 30, 2016 filed with the Securities and Exchange Commission (“SEC”) on March 25, 2016 and our Quarterly Report on Form 10-Q for the quarter ended April 30, 2016 filed with the SEC on June 9, 2016, as well as any risk factors contained in subsequent quarterly and annual reports we file with the SEC. We undertake no obligation to publicly update or revise any forward-looking statement.

About Francesca's Holdings Corporation

francesca's® is a growing specialty retailer which operates a nationwide-chain of boutiques providing customers a unique, fun and personalized shopping experience. The merchandise assortment is a diverse and balanced mix of apparel, jewelry, accessories and gifts. Today francesca's® operates 663 boutiques in 48 states and the District of Columbia and also serves its customers through francescas.com. For additional information on francesca's®, please visit www.francescas.com.

CONTACT:

ICR, Inc.

Jean Fontana

646-277-1214

Company

Kelly Dilts

832-494-2236

Kate Venturina

832-494-2233

IR@francescas.com